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                                                                     EXHIBIT 5.1

                               RIORDAN & McKINZIE
                         A PROFESSIONAL LAW CORPORATION

                        695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626

                               September 5, 1996
                                                                      9-098-001

IXC Communications, Inc.
5000 Plaza on the Lake, Suite 200
Austin, Texas  78746

Ladies and Gentlemen:

         You have requested our opinion with respect to the 3,334,237 shares of common stock (the "Stock Option Shares") of IXC Communications, Inc., a Delaware corporation (the "Company"), 2,121,787 and 1,212,450 shares of which are remaining to be issued upon the exercise of stock options granted, or to be granted, under the Company's 1996 Stock Plan (the "1996 Plan") and the Company's Amended and Restated 1994 Stock Plan (the "1994 Plan"), respectively (collectively, the "Stock Option Plans").

         The Stock Option Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended.

         We have examined (i) the Company's Certificate of Incorporation, as amended and restated and currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) each of the Stock Option Plans, (iv) the Registration Statement and (v) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption of each of the Stock Option Plans.

         Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that
(i) the 2,121,787 shares of the Company's common stock, when offered, sold and paid for pursuant to the exercise of stock options granted pursuant to the 1996 Plan, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the 1,212,450 shares of the Company's common stock, when offered, sold and paid for pursuant to the exercise of stock options granted pursuant to the 1994 Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ RIORDAN & McKINZIE